UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2017

NOBLE MIDSTREAM PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-37640	47-3011449
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 1.01. Entry Into a Material Definitive Agreement.
Contribution Agreement
On June 20, 2017, Noble Midstream Partners LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) by and among the Partnership, Noble Midstream GP LLC, the general partner of the Partnership (the “General Partner”), Noble Midstream Services, LLC (“Midstream Services”), NBL Midstream, LLC (“NBL Midstream”), a subsidiary of Noble Energy, Inc. (“Noble”) and Blanco River DevCo GP LLC (“Blanco River DevCo GP”). Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire from NBL Midstream (i) the remaining 20% limited partner interest in Colorado River DevCo LP and (ii) a 15% limited partner interest in Blanco River DevCo LP (collectively, (i) and (ii) are referred to herein as the “Contributed Assets”). In consideration for the acquisition of the Contributed Assets, the Partnership agreed to pay NBL Midstream total aggregate consideration of $270 million, consisting of (i) consideration of $245 million in cash and (ii) 562,430 common units representing limited partner interests in the Partnership (“Common Units”) issued to NBL Midstream (the “Transaction”). The Transaction closed on June 26, 2017. The Partnership funded the cash component of the consideration with a combination of borrowings under the Partnership’s existing credit facility and cash proceeds from the private placement described below. The Partnership now owns 100% of the interests in Colorado River DevCo LP and a 40% general partner interest in Blanco River DevCo LP.
The Contribution Agreement includes customary representations and warranties regarding the Partnership, the General Partner, Midstream Services, Blanco River DevCo GP and the Transaction, as well as customary covenants and indemnity provisions. The parties have agreed to indemnify each other for any breaches of their respective representations, warranties and covenants set forth in the Contribution Agreement.
The terms of the Transaction were approved on behalf of the Partnership by the Board of Directors of the General Partner, after the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”) unanimously recommended that the Board of Directors of the General Partner approve the Transaction. The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained legal and financial advisors to assist it in evaluating and negotiating the Transaction. In approving the Transaction, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the total consideration to be paid by the Partnership in connection with the Transaction is fair, from a financial point of view, to the Partnership and to holders of the Partnership’s Common Units other than Noble Energy, Inc. and its affiliates.
Unit Purchase Agreement
On June 20, 2017, the Partnership entered into a Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain institutional investors (the “Investors”) to sell 3,525,000 Common Units in a private placement for gross proceeds of approximately $143 million (the “Private Placement”). The closing of the Private Placement occurred on June 26, 2017. The Common Units were issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for an exemption from the registration requirements of Section 5 of the Securities Act. The net proceeds of the Private Placement were used to fund a portion of the cash consideration paid to NBL Midstream in connection with the Transaction described above.
Barclays Capital Inc., BofA Merrill Lynch and Mizuho Securities USA LLC acted as lead placement agents in connection with the Private Placement. Citigroup Global Markets Inc., DNB Markets, Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc. also acted as placement agents in connection with the Private Placement.
The Unit Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Investors. The Partnership, on the one hand, and each of the Investors (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Unit Purchase Agreement, subject to certain limitations and survival periods.
Registration Rights Agreement
In connection with the closing of the Private Placement, the Partnership and the Investors entered into a Registration Rights Agreement on June 26, 2017. Pursuant to the Registration Rights Agreement, the Partnership is required to file a registration statement (the “Registration Statement”) to register for public resale the 3,525,000 Common Units sold to the Investors under the Unit Purchase Agreement, as well as any Common Units issued in lieu of cash as liquidated damages as described below, no later than July 26, 2017, and use its commercially reasonable efforts to cause the Registration Statement to become effective on the filing date or as soon as practicable thereafter. If the Registration Statement is not declared effective by September 24, 2017, the Partnership will be liable to each Investor for liquidated damages as calculated in accordance with the Registration Rights Agreement.

In addition, if the Partnership sells any Common Units in a registered underwritten offering, each Investor that holds $30 million or more of Common Units purchased in the Private Placement will have the right, subject to specified limitations, to include its Common Units in that offering. Investors that participate in the underwritten offering are subject to a pro rata cutback of registrable Common Units to be included in the offering if the managing underwriters determine that a limitation is needed on the total number of shares offered.
The Partnership has also agreed to indemnify each Investor for certain violations of federal or state securities laws in connection with any registration statement in which such Investor sells its Common Units pursuant to these registration rights. Each Investor has, in turn, agreed to indemnify the Partnership for federal or state securities law violations that occur in reliance upon written information it provides to the Partnership for inclusion in the registration statement.
The above descriptions of the Contribution Agreement, the Unit Purchase Agreement and the Registration Rights Agreement are summaries only and are qualified in their entirety by reference to the full text of those agreements, which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The Contribution Agreement, the Unit Purchase Agreement and the Registration Rights Agreement are filed herewith to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in each agreement were made as of the date of such agreement. Moreover, certain representations and warranties in each agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in any of the Contribution Agreement, the Unit Purchase Agreement or the Registration Rights Agreement as characterizations of the actual statements of fact about the parties.
Relationships
Each of the parties to the Contribution Agreement is a direct or indirect subsidiary of Noble. As a result, certain individuals, including officers of Noble and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. As of the date of this Current Report on Form 8-K, after giving effect to the transactions described herein, NBL Midstream owns 2,090,014 Common Units and 15,902,584 subordinated units of the Partnership (“Subordinated Units”), collectively representing a 50.1% limited partner interest in the Partnership based on the number of Common Units and Subordinated Units outstanding as the date hereof. NBL Midstream also owns a noneconomic general partner interest in the Partnership and all of the Partnership’s incentive distribution rights through its ownership of the General Partner.
Noble or its subsidiaries are party to various gathering, service and revenue agreements with the Partnership or its subsidiaries for the provision of midstream services. In addition, Noble is our largest customer and we derive substantially all of our revenue from Noble.
Item 2.01 Completion of Acquisition or Disposition of Assets.
To the extent required, the information regarding the Transaction set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Sale of Unregistered Units.
The information regarding the Transaction and the Private Placement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.
Item 7.01 Regulation FD Disclosure.
On June 21, 2017, the Partnership issued two press releases relating to the Transaction and the Private Placement, which are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.
The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Contribution Agreement, dated June 20, 2017, by and among the Partnership, Noble Midstream GP LLC, Noble Midstream Services, LLC, NBL Midstream, LLC and Blanco River DevCo GP LLC.
4.1	Registration Rights Agreement, dated June 26, 2017, by and among the Partnership and the Purchasers named therein.
10.1	Common Unit Purchase Agreement, dated as of June 20, 2017, by and among the Partnership and the Purchasers named therein.
99.1	Press Release dated June 21, 2017 relating to the Private Placement.
99.2	Press Release dated June 21, 2017 relating to the Transaction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP, LLC, Its General Partner

Date:	June 26, 2017	By:	/s/ John F. Bookout, IV
John F. Bookout, IV
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Contribution Agreement, dated June 20, 2017, by and among the Partnership, Noble Midstream GP LLC, Noble Midstream Services, LLC, NBL Midstream, LLC and Blanco River DevCo GP LLC.
4.1	Registration Rights Agreement, dated June 26, 2017, by and among the Partnership and the Purchasers named therein.
10.1	Common Unit Purchase Agreement, dated as of June 20, 2017, by and among the Partnership and the Purchasers named therein.
99.1	Press Release dated June 21, 2017 relating to the Private Placement.
99.2	Press Release dated June 21, 2017 relating to the Transaction.